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                                                            [LOGO OF BLACKROCK]

Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES NATIONAL MUNI BOND ETF (ISHMUNI)
    ISHARES NEW YORK MUNI BOND ETF (ISHNY)
    BlackRock Municipal Income Investment Quality Trust (BAF)
    BlackRock Allocation Target Shares : Series E Portfolio (BATSE) BlackRock Municipal Income Investment Trust (BBF)
    BlackRock New York Municipal Income Trust II (BFY)
    BlackRock New York Municipal Income Trust (BNY)
    BlackRock New York Municipal Bond Trust (BQH)
    BlackRock National Municipal Fund of BlackRock Municipal Bond Fund, Inc. (BR-NATL)
    BlackRock New York Municipal Opportunities Fund of BLK Multi-State Muni (BR-NYMO)
    BlackRock Strategic Municipal Trust (BSD)
    BlackRock New York Municipal Income Quality Trust (BSE)
    BlackRock Long-Term Municipal Advantage Trust (BTA)
    BlackRock MuniYield Investment Quality Fund (MFT)
    BlackRock MuniHoldings New York Quality Fund, Inc. (MHN)
    BlackRock Muni New York Intermediate Duration Fund, Inc. (MNE)
    BlackRock MuniYield New York Quality Fund, Inc. (MYN)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    11-22-2017
Offering Commencement:

Security Type:             BND/MUNI

Issuer                     Metropolitan Transportation Authority
                           transportation revenue refunding

Selling Underwriter        Merrill Lynch, Pierce, Fenner & Smith Incorporated

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Merrill Lynch, Pierce, Fenner & Smith Incorporated,
                           Citigroup Global Markets Inc., Goldman Sachs & Co.
                           LLC, J.P. Morgan Securities LLC, Williams Capital
                           Group L.P.,PNC Capital Markets LLC, Drexel
                           Hamilton, LLC, Jefferies LLC, Loop Capital Markets,
                           Morgan Stanley & Co. LLC, RBC Capital Markets,
                           Ramirez & Co., Inc., Siebert Cisneros Shank & Co.
                           L.L.C, Academy Securities, Alamo Capital WMBE,
                           Barclays Capital Inc.,Blaylock Van, LLC, BNY Mellon
                           Capital Markets, Cabrera Capital Markets, LLC,
                           Fidelity Capital Markets, FTN Financial Capital
                           Markets, KeyBanc Capital Markets, Raymond James &
                           Associates, Inc., Rice Financial Products Company,
                           Stern Brothers & Co., Stifel, Nicolaus & Company,
                           Inc. ,TD Securities (USA) LLC.

                                                                    Page 1 of 2

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TRANSACTION DETAILS

Date of Purchase               11-22-2017

Purchase Price/Share          $106.127 Total Commission, Spread or Profit 0.445
(PER SHARE / % OF PAR)        $ 46.041
                              $118.666
                              $105.946
                              $117.399
                              $120.005
                              $122.332
                              $ 75.083
                              $120.261

1.  Aggregate Principal Amount Purchased (a+b)              $     123,355,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client
        purchase)                                           $     114,115,000

    b.  Other BlackRock Clients                                     9,240,000

2.  Aggregate Principal Amount of Offering                  $2,021,461,604.50

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                0.06102

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[X] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:       Alisha Khan                             Date:  12-08-2017
                    --------------------------------------         -----------
                    Global Syndicate Team Member

Approved by:        Steven DeLaura                          Date:  12-08-2017
                    --------------------------------------         -----------
                    Global Syndicate Team Member

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                                   DEFINITION
Fund Ratio                             Number appearing at the bottom of
                                       page 1 of 2 of the Rule 10f-3 Report
                                       form. It is the sum of the Funds'
                                       participation in the offering by the
                                       Funds and other accounts managed by
                                       BlackRock divided by the total amount
                                       of the offering.

Eligible Foreign Offering              The securities are sold in a public
                                       offering conducted under the laws of
                                       a country other than the
                                       United States and

                                       (a) the offering is subject to
                                           regulation in such country by a
                                           "foreign financial regulatory
                                           authority," as defined in
                                           Section 2(a)(50) of the
                                           Investment Company Act of 1940;

                                       (b) the securities were offered at a
                                           fixed price to all purchasers in
                                           the offering (except for any
                                           rights to purchase securities
                                           that are required by law to be
                                           granted to existing security
                                           holders of the issuer);

                                       (c) financial statements, prepared
                                           and audited as required or
                                           permitted by the appropriate
                                           foreign financial regulatory
                                           authority in such country, for
                                           the two years prior to the
                                           offering, were made available to
                                           the public and prospective
                                           purchasers in connection with the
                                           offering; and

                                       (d) if the issuer is a "domestic
                                           issuer," i.e., other than a
                                           foreign government, a national of
                                           any foreign country, or a
                                           corporation or other organization
                                           incorporated or organized under
                                           the laws of any foreign country,
                                           it (1) has a class of securities
                                           registered pursuant to section
                                           12(b) or 12(g) of the Securities
                                           Exchange Act of 1934 or is
                                           required to file reports pursuant
                                           to section 15(d) of that act, and
                                           (2) has filed all the material
                                           required to be filed pursuant to
                                           section 13(a) or 15(d) of that
                                           act for a period of at least
                                           12 months immediately preceding
                                           the sale of securities (or for
                                           such shorter period that the
                                           issuer was required to file such
                                           material)

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                              DEFINITION
Eligible Municipal Securities     The securities:

                                  (a) are direct obligations of, or
                                      obligations guaranteed as to
                                      principal or interest by, a State
                                      or any political subdivision
                                      thereof, or any agency or
                                      instrumentality of a State or any
                                      political subdivision thereof, or
                                      any municipal corporate
                                      instrumentality of one or more
                                      States, or any security which is
                                      an industrial development bond
                                      (as defined in section 103(c)(2)
                                      of Title 26) the interest on
                                      which is excludable from gross
                                      income under certain provisions
                                      of the Internal Revenue Code;

                                  (b) are sufficiently liquid that they
                                      can be sold at or near their
                                      carrying value within a
                                      reasonably short period of time;
                                      and

                                  (c) either

                                      (1) are subject to no greater
                                          than moderate credit risk; or

                                      (2) if the issuer of the
                                          municipal securities, or the
                                          entity supplying the revenues
                                          or other payments from which
                                          the issue is to be paid, has
                                          been in continuous operation
                                          for less than three years,
                                          including the operation of
                                          any predecessors, the
                                          securities are subject to a
                                          minimal or low amount of
                                          credit risk.

                                  Also, purchases of municipal
                                  securities may not be designated as
                                  group sales or otherwise allocated to
                                  the account of any prohibited seller
                                  (i.e., an affiliated underwriter).

Eligible Rule 144A Offering       The securities are sold in an
                                  offering where

                                  (a) the securities are offered or
                                      sold in transactions exempt from
                                      registration under Section 4(2)
                                      of the Securities Act of 1933,
                                      Rule 144A thereunder, or
                                      Rules 501-508 thereunder;

                                  (b) the securities were sold to
                                      persons that the seller and any
                                      person acting on behalf of the
                                      seller reasonably believe to
                                      include qualified institutional
                                      buyers, as defined in Rule 144A
                                      ("QIBs"); and

                                  (c) the seller and any person acting
                                      on behalf of the seller
                                      reasonably believe that the
                                      securities are eligible for
                                      resale to other QIBs pursuant to
                                      Rule 144A.

Government Securities Offering    The security is issued or guaranteed
                                  as to principal or interest by the
                                  United States, or by a person
                                  controlled or supervised by and
                                  acting as an instrumentality of the
                                  Government of the United States
                                  pursuant to authority granted by the
                                  Congress of the United States; or any
                                  certificate of deposit for any of the
                                  foregoing.

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                                 DEFINITION
U.S. Registered Public Offering.     The securities offered are registered
                                     under the Securities Act of 1933 that
                                     are being offered to the public.